EXHIBIT 10.2

[FORM OF]

Performance-Based
Restricted Stock Award

Granted by

METROPOLITAN BANK HOLDING CORP.

under the

METROPOLITAN BANK HOLDING CORP.
2019 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Metropolitan Bank Holding Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.   Name of Participant: ______________________________________________
2.   Date of Grant: ___________________________________________________
3.   Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: _________
    (subject to adjustment pursuant to Section 9 hereof).
4.   Performance-Based Vesting.  The Committee has set _______ performance metrics in order to achieve full vesting of this Award.  Except as otherwise provided in this
      Agreement, this Restricted Share Award first becomes earned in accordance with the vesting schedule specified herein.
Date	Vested Portion of Award	Number of Shares Vesting

Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination at or following a Change in Control).
5.   Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.
If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the

Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.
6.   Terms and Conditions.
6.1 6.2
The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

Dividends paid on any share of Restricted Stock will not be paid to the Participant unless and until the performance goals described in Section 4 of this Agreement have been certified by the Committee as having been achieved and such share vests.  Dividends attributable to a share (and earnings thereon, if any) will be paid to the Participant no later than thirty (30) days after the underlying share vests.

7.   Delivery of Shares.
Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.   Change in Control.

8.1	In the event of a Change in Control, all performance measures attached to this Restricted Stock Award will be deemed satisfied as of the date of the Change in Control.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.      Adjustment Provisions.
This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
10.   Effect of Termination of Service on Restricted Stock Award.
10.1 This Restricted Stock Award will vest as follows:

(a)	Death. In the event of the Participant’s Termination of Service due to death, all Restricted Stock granted hereunder will vest as of the date of death.
(b)	Disability. In the event of the Participant’s Termination of Service due to Disability, all Restricted Stock granted hereunder will vest as of the date of Disability.
(c)	Retirement. [TBD]

(d)
Termination for Cause.  If the Participant’s Service has been terminated for Cause, any Restricted Stock granted hereunder that has not vested as of the date of Termination of Service will be forfeited and cancelled.

(e)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Retirement, or following a Change in Control or for Cause, any Restricted Stock granted hereunder that has not vested as of the date of Termination of Service will be forfeited and cancelled.

11.   Miscellaneous.
11.1	No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.
11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest.
11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of New York.
11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
METROPOLITAN BANK HOLDING CORP.

________________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan.
PARTICIPANT

__________________________________________

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